SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SMTEK International, Inc.

(Name of Registrant as Specified in Its Charter)

   ________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 [Company Logo]
SMTEK INTERNATIONAL, INC.
200 Science Drive
Moorpark, California 93021
(805) 532-2800


October 15, 2002

Dear Fellow Stockholder:

	You are cordially invited to attend the 2002 Annual Meeting of Stockholders of SMTEK International, Inc. to be held at the offices of the Company located at 200 Science Drive, Moorpark, California 93021, on Tuesday, November 12, 2002, at 9:30 a.m., Pacific Time.

	The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the meeting, which includes the election of a Class I director of the Company. Directors and officers of the Company will be present to host the meeting and to respond to any questions from our stockholders. We hope you will be able to attend.

	Our Board of Directors believes that a favorable vote for each matter described in the attached Notice of Annual Meeting and Proxy Statement is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" for each such matter. Accordingly, we urge you to review the accompanying materials carefully.

	Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. Sending in the proxy card will not limit your right to revoke your proxy at a later time or attend the Annual Meeting and vote in person.

	The directors, officers and employees of SMTEK International, Inc. look forward to seeing you at the meeting.


	Sincerely,



	EDWARD J. SMITH
	President and Chief Executive Officer

IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING IN PERSON,
PLEASE RSVP BY CALLING SMTEK TOLL-FREE AT 1-877-376-2595.



[Company Logo]
SMTEK INTERNATIONAL, INC.
200 Science Drive
Moorpark, California 93021
(805) 532-2800

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 12, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of
SMTEK International, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company located at 200 Science Drive, Moorpark, California 93021, at 9:30 a.m. Pacific Time on Tuesday, November 12, 2002, to consider and vote on the following matters:

1.	To elect one Class I Director to serve for a term of three years, or until a successor is duly elected and qualified;

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

	Information concerning these matters, including the names of the nominees for the Board of Directors, is more fully set forth in the attached Proxy Statement, which is a part of this notice.

	The Board of Directors has fixed September 13, 2002 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting or at any adjournment thereof.

	Management sincerely hopes that you will attend the meeting. However, please fill in, date, and sign the enclosed form of proxy and mail it to the Company regardless of whether you expect to attend the meeting in person. The prompt return of your proxy in the enclosed envelope will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The proxy may be revoked prior to or at the meeting by notifying the Secretary of your revocation in writing prior to the voting of the proxy. The Annual Report of SMTEK International, Inc. for the fiscal year ended June 28, 2002, including financial statements, is being mailed to stockholders with this notice.

	By Order of the Board of Directors




	MITCHELL J. FREEDMAN
	Vice President, Legal & Administration
Moorpark, California
October 15, 2002

SMTEK INTERNATIONAL, INC.
200 Science Drive
Moorpark, California 93021
(805) 532-2800

PROXY STATEMENT
????????
2002 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 12, 2002
????????
INTRODUCTION

	This Proxy Statement and accompanying form of proxy are being furnished to stockholders of SMTEK International, Inc., a Delaware corporation (the "Company", "we", "us," or "our"), in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 9:30 a.m. Pacific Time on Tuesday, November 12, 2002 at our corporate headquarters located at 200 Science Drive, Moorpark, California 93021, or at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted at the meeting in the manner described herein and in accordance with the specification in the proxy. In the event no specification is made, the proxy will be voted FOR the election of the Director nominee named herein and in the discretion of the proxy holders on such other business as may properly come before the meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. Any person executing a proxy may revoke it at any time prior to its exercise by filing with the Secretary of the Company a written revocation of the proxy or a duly executed proxy bearing a later date. You may revoke your proxy at the meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy. This proxy statement was first mailed to our stockholders on or about October 15, 2002.

	As of the close of business on September 13, 2002, we had outstanding 2,284,343 shares of our common stock, par value $0.01 per share. Each stockholder is entitled to one vote on each proposal for each share held on the record date of September 13, 2002. A majority of the shares of common stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for the purpose of determining whether a proposal has been approved. Under the laws of the State of Delaware and the provisions of our Certificate of Incorporation, all stockholders are entitled to cumulate their votes in the election of directors. A stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or may distribute such votes on the same principle among as many candidates as the stockholder sees fit. If a proxy is marked for the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors. Under the Delaware General Corporation Law and our Certificate of Incorporation, if a quorum is present at the Meeting, the nominees for election as directors who receive the greatest number of votes cast for election of directors at the Meeting by shares present in person or by proxy and entitled to vote thereon shall be elected as directors.

	For limited purpose of electing the director nominee, because directors are elected by a plurality, abstentions and broker non-votes will be excluded from the vote and will have no effect on the election of directors.

	We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting. We may request banks and brokers to solicit their customers who beneficially own common stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by our officers, directors and regular employees, but no additional compensation will be paid to such individuals.

PROPOSAL NUMBER ONE: ELECTION OF DIRECTOR

	Our Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class
III. Under our bylaws, the Board of Directors currently consists of one Class I director, two Class II directors, and two Class III directors. There are five director seats in total. Gregory L. Horton, a Class II director, resigned his position as a member of the Board of Directors in May 2002. In October 2002, Kimon Amenogiannis and Steven Waszak were chosen to fill the vacancies in the two Class II director positions.

	The term of office of the Class I director expires at the Meeting. Accordingly, at the Meeting, stockholders will be asked to elect one Class I director to serve for a term of three years, or until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEE, MR. BURGESS.

	A brief biography of the nominees for election as director, and of each other director whose term continues after the Meeting, is presented below.

	YEAR FIRST
	ELECTED OR APPOINTED
	AS A
	NAME	PRINCIPAL OCCUPATION	AGE	DIRECTOR
Nominee for Election as Class I Director with Term Expiring in 2002:

	James P. Burgess	Corporate Consultant	71	1998

Class III Directors to Continue in Office Until the Annual Meeting for the Year Ending June 30, 2004:

	Clay M. Biddinger	CEO, Bay 4 Capital, LLC	47	2000

	Oscar B. Marx, III	Vice President, TMW Enterprises Inc.	63	1998

Class II Directors to Continue in Office Until the Annual Meeting for the Year Ending June 30, 2003:

	Kimon Amenogiannis	Corporate Consultant 	40	2002

	 Steven M. Waszak	CFO, Internet Photonics, Inc.	45	2002

	Mr. Burgess has served as our Board Chairman since February 2002. He is also a corporate consultant after serving as Vice President of Trilogy Marketing, Inc., a manufacturers' representative firm for electronics products companies, from 1996 through 1999. From 1995 to 1996, Mr. Burgess served as Vice President of Alcoa Fujikura Limited, a supplier of electrical products to the automotive industry. Mr. Burgess served as Vice President of Electro-Wire Products, Inc., an electrical distribution company, from 1985 to 1995, prior to the acquisition of that company by Alcoa Fujikura Limited.

	Mr. Biddinger is the CEO of Bay 4 Capital, LLC, a private equity company. BMC Capital, with whom Mr. Biddinger was CEO since 1999, merged into Bay 4 Captial, LLC in October 2001. Bay 4 provides leasing and asset management services to small and mid-sized technology businesses. From 1981 to 1998, Mr. Biddinger served as CEO of Sun Financial Group, Inc., an equipment leasing company that he founded and which became a subsidiary of GATX Capital Corporation in 1995. Mr. Biddinger is a director of Florida Banks Inc., a Nasdaq-listed company.

	Mr. Marx is Vice President of TMW Enterprises, Inc., and is President of Amerigon, Inc., a Nasdaq traded company. He has also served as the President and Chief Executive Officer of TMW Enterprises Inc., a private equity investment company, from 1995 through 2001, and as Chairman of Pullman Industries, a privately held metal-forming company from 1996 through 2001.
Mr. Marx served as President and Chief Executive Officer of Electro-Wire Products, Inc., an electrical distribution company, from 1994 to 1995, and as Vice President - Automotive Components Group of Ford Motor Company from 1989 to 1994. Mr. Marx is a director of two Nasdaq-listed companies, Parametric Technology Corporation and Amerigon Inc. He is also a director with Tesma International (an automotive parts company listed on the Toronto Stock
Exchange) and Ecoair Company (a privately held technology development company).

	 Dr. Amenogiannis is now a corporate consultant after retiring, in December 2001, as President and Chief Executive Officer of Sawtek, Inc., a Nasdaq traded company that was an original surface acoustic wave manufacturer that merged earlier in 2001 into another Nasdaq traded company, Triquint, Inc. Prior to joining Sawtek, Dr. Anemogiannis was in various engineering positions for the surface acoustic wave group at Siemens Matsushita Components (now known as EPCOS, AG) based in Munich, Germany from August 1986 to July 1995. Dr. Anemogiannis has a M.S. degree and a Ph.D. degree in Electrical Engineering from the Technical University of Munich, and he is fluent in English, German and Greek.

	Mr. Waszak is, since 2001, the Chief Financial Officer of Internet Photonics, Inc., a company that develops and markets a platform of carrier-class transport and access solutions for telecommunication service providers, cable MSO's and large enterprises. Previously, he held the position of Chief Financial Officer and Chief Operations Officer with a Nasdaq listed company, Sonoma Systems, Inc., which was acquired by Nortel Networks in 2001. Mr. Waszak is a Certified Public Accountant who began his accounting career with Deloitte & Touche in 1988. He has over twenty years experience in operations, finance, and senior management in technology companies.

	None of our executive officers or directors is related either by blood or marriage. In June 1997, we agreed to provide Mr. Thomas M. Wheeler, our largest stockholder, with the right to nominate individuals to fill two seats
on the Board.   The Board members who are considered nominated pursuant to this understanding are Messrs. Burgess and Marx. Mr. Marx is also employed as the Vice President of TMW Enterprises, Inc., an entity owned, in whole or in part, by Mr. Wheeler. See also "Certain Relationships and Transactions." Aside from the understanding between Mr. Wheeler and us regarding his two nominees, there are no arrangements or understandings between the listed individuals and any other person pursuant to which those individuals were selected as an officer or director.

Board Meetings and Committees

	The Audit Committee consisted of Messrs. Biddinger, Burgess and Marx for fiscal year 2002. The Chairman of the Audit Committee is Mr. Burgess. The principal functions of the Audit Committee are to review with the independent auditors and management the results of the annual financial statement audit, and to review the status of internal accounting controls. The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and fees of the prospective annual audit and the results of the audit, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our system of internal accounting controls.

	The Audit Committee held four meetings during the fiscal year ended June 28, 2002. All the members of the Audit Committee attended more than 75% of Audit Committee meetings during fiscal year 2002. In the year 2000, the Board of Directors adopted a written Audit Committee Charter. It was amended in 2001, with a true and correct copy of the Audit Charter attached as an exhibit to the 2001 Proxy.

	The Compensation Committee consists of Messrs. Biddinger and Marx. The Chairman of the Compensation Committee is Mr. Marx. The Compensation
Committee establishes the levels of compensation of the directors and senior management and also administers our option and incentive plans (except the Amended and Restated 1998 Non-Employee Directors Stock Option Plan). The Compensation Committee held three meetings during the fiscal year ended
June 28, 2002.

Director Compensation

	Pursuant to the Amended and Restated 1998 Non-Employee Directors Stock Plan (the "Directors Plan"), on July 1 of every year, each non-employee director is automatically entitled to receive an annual grant of our common stock or stock options with a fair value of $12,000. In addition, each non-employee director will be awarded 5,000 stock options upon initial election or re-election to the Board of Directors.

	The Directors Plan also provides for compensation to non-employee directors of $1,000 for each meeting of the Board attended in person or by telephone and $500 for each meeting of Board committees attended in person or by telephone (if such committee meetings are not held on the same day as meetings of the Board). All such compensation during 2002 has been paid in the form of common stock or stock options. Directors are reimbursed for their travel and other related expenses.

	The Board of Directors, on October 2, 2002, suspended the portion of the Directors Plan that paid the directors in either stock options or stock for attendance of committee meetings or meetings of the entire Board. The Board authorized that it be paid in cash for attending meetings of committees or the entire Board. The reason the Board took this action was that the number of stock and stock options available under the Directors Plan would be insufficient to last through the year with the addition of two new Board members. Also, one or more additional Board members may be added during fiscal 2003 as new rules of Board member independence continue to be promulgated by the Nasdaq and the Securities and Exchange Commission. The
Board did not wish, at this time, to seek stockholder authorization for more stock and/or stock options into the Directors Plan. The Board is expected to review the Plan during fiscal 2003 in light of the new corporate governance rules and laws that continue to be promulgated.

	Annually, each non-employee director makes an election to receive director compensation in the form of common stock or stock options. For purposes of determining the number of securities issued as compensation to non-employee directors, the fair value of our common stock is equal to the fair market value of common stock on the grant date, and the fair value of stock options is determined using the Black-Scholes pricing model using data and assumptions as of the grant date. The exercise price of all stock options is equal to the fair market value of the common stock at the date of grant. Under the terms of the Directors Plan, each option granted is fully exercisable upon the grant date. Each option grant has a ten-year term. During fiscal year 2002, 15,516 stock options were granted to non-employee directors at option prices ranging from $2.40 to $7.75 a share, with a weighted average exercise price of $5.60 per share. Additionally, 254 shares of Common Stock were issued during that same time.

	As noted earlier, during fiscal year 2002, Mr. Burgess was elected Chairman of the Board. For services as Chairman of the Board during fiscal year 2002, and for his day to day involvement in overseeing management decisions from February through June 2002, Mr. Burgess received the sum of $35,000 from the company. In July 2002, the Board voted to pay Mr. Burgess with the monthly sum of $10,000 for services as Board Chairman. However, none of the monthly payments have been paid to Mr. Burgess at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

	Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and executive officers and persons who own more than 10% of our common stock ("statutory insiders") are required to file reports with the Securities & Exchange Commission of their ownership of our common stock on Form 3 and any subsequent changes in that ownership on Form 4 or Form 5.

	To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during or with respect to the fiscal year ended June 28, 2002, we believe that all Section 16(a) filing requirements applicable to our statutory insiders were satisfied during or for such fiscal year.

EXECUTIVE COMPENSATION

Executive Compensation Table

	The following table sets forth the cash compensation paid or accrued by us, as well as certain other compensation, for our fiscal years ended
June 28, 2002, 2001 and 2000, to each of our executive officers named below in the chart ("named executive officers"), whose compensation exceeded $100,000 for the fiscal year ended June 28, 2002:


                                                                 Long-Term
                                        Annual Compensation     Compensation      All Other
      Name and                        -----------------------   Awards: Stock   Compensation
 Principal Positions     Age   Year    Salary       Bonus        Options (#)      ($) (A)
---------------------    ---   ----   --------   ------------   -------------   ------------
Edward J. Smith (B)       40   2002   $ 53,200   $  TBD            15,000         $ 22,300
  President & CEO              2001       -          -               -                -
                               2000       -          -               -                -

Kirk A. Waldron (D)       39   2002   $140,000   $  TBD            10,000         $  2,900
  Senior Vice President        2001     25,300       -             20,000             -
  and CFO                      2000       -          -               -                -

Mitchell J. Freedman (E)  45   2002   $110,300   $  TBD             5,000         $  3,500
  Vice President, Legal        2001    105,000     28,000           5,000              500
  & Administration             2000     12,000      -              10,000             -

Walter Conroy (F)         66   2002   $131,100   $100,000 (C)      20,000         $  6,000
  President & CEO              2001       -          -               -                -
                               2000       -          -               -                -

Gregory L. Horton (G)     46   2002   $221,200   $   -               -            $530,800
  President & CEO              2001    237,500    250,000          40,000           12,000
                               2000    204,000    136,000          15,000           43,200

George R. Weatherford (H) 62   2002   $133,800   $   -               -            $ 34,900
  Corporate Vice               2001    135,000     60,000          25,000            1,700
  President, operations        2000    122,000    156,000 (I)      10,000              600


(A)	Amounts in the aggregate for all years presented, consist, where applicable, of 401(k) plan employer contributions allocated to the named executive officers' accounts ($19,900), term life insurance premiums paid by us for the benefit of the named executive officers ($27,800), automobile expenses ($9,600), commissions and other income ($21,100), severance payments (cash and non-cash benefits) ($507,300), relocation benefits ($8,000) and cash payments in lieu of time off for earned vacation ($64,800).

(B)	Mr. Smith was appointed President and Chief Executive Officer on May 13,
2002. Prior to that, Mr. Smith joined the Company in January 2002 as the Vice President, Business Development. Mr. Smith's reported salary for fiscal 2002 represents his salary from his hiring in January 2002 to fiscal year end.

(C)	Includes bonuses paid during fiscal 2002 and through September 25, 2002.

(D)	Mr. Waldron was appointed Vice President of Finance & Administration and
Chief Financial Officer in May 2001. Mr. Waldron's reported salary for fiscal year 2001 represents his salary from his hiring in April 2001 to the fiscal year's end.

(E)	Mr. Freedman was appointed General Counsel and Secretary in May 2000.  Mr.
Freedman's reported salary for fiscal year 2000 represents his salary from his appointment to fiscal year end.

(F)	Mr. Conroy was appointed Corporate Vice President in October 2001.  In
April 2002 he was appointed Vice President, Eastern Region Sales. Mr. Conroy's reported salary for fiscal year 2002 represents his salary from his hiring in October 2001 to fiscal year end.

(G)	Mr. Horton terminated his employment and director relationship on May 13,
2002. Mr. Horton received $450,000 in exit pay and received the Company vehicle he had been driving while employed with the Company.

(H) Mr. Weatherford terminated his employment and other business relationships on June 1, 2002. Mr. Weatherford is receiving exit pay, bi-weekly, that will run for a six-month period from June 1, 2002 through November 30, 2002, totaling approximately $70,000. His stock options lapsed on September
1, 2002.

(I)	Includes a special incentive payment of $150,000 in connection with the divestiture on November 12, 1999 of Irlandus Circuits Ltd., one of our former European operating units.

Mr. Smith joined us in January 2002 as Vice President, Business
Development. In May 2002, he became President and Chief Executive Officer. Before joining SMTEK, Mr. Smith held the position of senior sales executive with Avnet, Inc., a leading supplier of electronic components from 1994 through January 2002. In addition, he has over twenty years experience in various managerial roles in the electronics sales and distribution industry.

Mr. Waldron joined us in fiscal year 2001 as Chief Financial Officer and Treasurer. In May 2002, he became Senior Vice President, in addition to his previous duties as Chief Financial Officer and Treasurer. Before joining SMTEK, Mr. Waldron was a Director, President and Chief Executive Officer of AML Communications, Inc., a Nasdaq traded company, from February 1999 until February 2001 and, before that, served as AML's Chief Financial Officer from 1996 through February 1999. From 1994 to 1996, Mr. Waldron was Chief Financial Officer at Dynamotion/ATI Corp., a Nasdaq traded company. Mr. Waldron is a Certified Public Accountant and holds a B.S. in Business Administration from the University of Southern California.

	Mr. Freedman joined us in May 2000 as General Counsel and Corporate Secretary. In May 2002, he became Vice President, Legal and Administration. Before joining SMTEK, he was corporate counsel with View Tech, Inc. (now known as Wire One Technologies, Inc.) from January 1999 through May 2000. From June 1997 through September 1998, he was corporate counsel with TravelMax International, Inc. From 1982 through 1997, Mr. Freedman was a trial attorney representing businesses in product liability and insurance litigation, business
and real estate litigation and employment litigation.   He has a B.A. in
History from Rutgers University in New Jersey and a law degree from California Western School of Law in San Diego, California.

Option Grants in Fiscal Year Ended June 28, 2002

	The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2002:


                                                                            Potential
                                                                        Realizable Value
                                                                       at Assumed Annual
                       Number of   % of Total                            Rates of Stock
                       Securities    Options     Exercise              Price Appreciation
                       Underlying   Granted to   or Base               for Option Term (A)
                        Options    Employees in   Price    Expiration  -------------------
         Name           Granted    Fiscal Year    ($/sh)      Date       5%         10%
---------------------  ----------  ------------  --------  ----------  --------   --------
Edward J. Smith          15,000       17.1%       $4.31     1/29/12    $40,700    $103,000
Kirk A. Waldron          10,000       11.4%       $7.60     8/31/11    $47,800    $121,000
Mitchell J. Freeman       5,000        5.7%       $7.60     8/31/11    $23,900    $ 60,600

 (A) The chart assumes a market price of $2.15 for our common stock, the closing price for the common stock in the Nasdaq Small Cap Market, as of June 28, 2002, as the assumed market price for the common stock with respect to determining the "potential realizable value" of the shares of common stock underlying the options described in the chart, as reduced by any lesser exercise price for such options. Further, the chart assumes the annual compounding of such assumed market price over the relevant periods, without giving effect to commissions or other costs or expenses relating to potential sales of such securities. These values are not intended to forecast the possible future appreciation, if any, price or value of our common stock.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year End Option Values

The following table sets forth information concerning options held by each of the named executive officers as of June 28, 2002.

                                                  Number of
                                                  Securities          Value of
                                                  Underlying         Unexercised
                                                  Unexercised        In-The-Money
                          Shares      Value    Options at FY-End   Options at FY-End
                       Acquired on   Realized  (#) Exercisable /   ($) Exercisable /
        Name           Exercise (#)     ($)    Unexercisable (A)   Unexercisable (B)
---------------------  ------------  --------  -----------------   ------------------
Edward J. Smith              -            -          -   /15,000             - / -
Kirk A. Waldron              -            -         5,000/25,000             - / -
Mitchell J. Freedman         -            -         6,250/13,750             - / -

	(A)	All options listed in the table are exercisable at option prices equal to fair market value on the date of grant.

	(B)	The value of unexercised in-the-money options is based upon the fair market value for our common stock on June 28, 2002 of $2.15 less the applicable option exercise price.  None of the stock options were in-
the-money as of June 28, 2002.

Employment Agreements and Executive Severance Arrangements

	 Mr. Smith has a written contract with us, effective May 14, 2002. In the contract, Mr. Smith's base salary is $200,000 per year with a bonus opportunity of $100,000 based upon the achievement of goals and objectives to be established by the Board of Directors. Mr. Smith's employment is "at will." He is entitled to a one-year severance if terminated without cause.
He is also entitled to this severance, if his place of employment is re-located more than 20 miles from Moorpark, California or if he resigns pursuant to a direct request from the Board of Directors. Further, he is subject to confidentiality, non-solicitation and non-competition clauses in this contract. He is also entitled to receive a company vehicle for transportation, among other benefits, and received 45,000 stock options on July 12, 2002 with an exercise price of $1.50. The stock options were issued from our Amended and Restated 1996 Employee Stock Incentive Plan and have a three-year vesting requirement that is the same as most other stock options awarded to our employees. Shortly after joining us in January 2002, he had been awarded 15,000 stock options, with an exercise price of $4.31 under the same plan with the same vesting schedule.

	Mr. Waldron has a written contract with us, effective May 14, 2002. In the contract, Mr. Waldron's base salary is $160,000 per year with a bonus opportunity of up to $75,000 based upon the achievement of goals and objectives to be established by the Board of Directors. Mr. Waldron's employment is "at will." He is entitled to a one-year severance if terminated without cause. He is also entitled to this severance, if his place of employment is re-located more than 20 miles from Moorpark, California or if he resigns pursuant to a direct request from the Chief Executive Officer or Board of Directors. Further, he is subject to confidentiality, non-solicitation and
non-competition clauses in this contract.   He is also entitled to receive a
company vehicle for transportation and life insurance coverage for up to $1,000,000, among other benefits.

	Mr. Freedman has a written contract with us, effective May 14, 2002. In the contract, Mr. Freedman's base salary is $130,500 per year with a bonus opportunity of up to $35,000 based upon the achievement of goals and objectives to be established by the Board of Directors. Mr. Freedman's employment is "at will." He is entitled to a one-year severance if terminated without cause. He is also entitled to this severance, if his place of employment is re-located more than 20 miles from Moorpark, California or if he resigns pursuant to a direct request from the Chief Executive Officer or Board of Directors. Further, he is subject to confidentiality, non-solicitation and
non-competition clauses in this contract.   He is also entitled to a vehicle
allowance for transportation, among other benefits.

Other Executive Employees During Fiscal Year 2002:

	Mr. Gregory Horton was our President and Chief Executive Officer until May 13, 2002. On May 13, 2002, Mr. Horton entered into a termination of employment agreement whereby he received, in return for signing a general release and resigning all positions with our company, including employment and director positions, the sum of $450,000 plus accrued salary and vacation pay through May 13, 2002. Further, he received the previously owned company vehicle he drove while employed with us.

	Mr. George Weatherford was our Corporate Vice President, Operations until May 10, 2002. In May 2002, Mr. Weatherford entered into a termination of employment agreement whereby he received, in return for signing a general release and resigning all positions with our Company, including all officer and other positions, a six month salary continuance starting June 1, 2002 and ending November 30, 2002, which is anticipated to amount to approximately $70,000. He was also entitled to use of his company vehicle until August 5, 2002.

	Mr. Walter Conroy was our Corporate Vice President, Eastern Operations, until April 2002. On April 22, 2002, Mr. Conroy entered into an agreement with our Company whereby he relinquished his position as Corporate Vice President, President of our New England subsidiary, and Director of our Thailand subsidiary. As a result of the agreement, he is now a non-reporting officer in the position of Vice President, Eastern Region Sales. Further, in consideration for Mr. Conroy's services as Corporate Vice President, and for his services during the opening and integrating of our New England and Thailand facilities into our larger company, we agreed to forgive an advance on his year end bonus of $100,000 and deemed the advanced bonus to be earned, including paying his estimated taxes.

REPORT OF THE AUDIT COMMITTEE

	The rules of the Securities & Exchange Commission require that we include in our proxy statement a report of our Audit Committee. Our Audit Committee Charter was originally approved on May 16, 2000, and was amended on October 1, 2001. The following report concerns the activities of our Audit Committee regarding oversight of our financial reporting and auditing procedures.

	The Audit Committee of the Board of Directors assists the Board of Directors in discharging its responsibility relating to the quality and integrity of our accounting, reporting, and financial practices and that of our subsidiaries.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness, of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements. The Audit Committee reviewed with the independent public accountants, KPMG LLP, their judgments as to the acceptability as well as the appropriateness of our application of accounting principles. KPMG LLP has the responsibility for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with KPMG LLP such other matters as are required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committee) and otherwise as required under U.S. generally accepted auditing standards. In addition, the Audit Committee discussed with KPMG LLP its independence from our management, including the impact of non-audit-related services provided to us and the matters included in the written disclosures required by the Independence Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with KPMG LLP, with and without management present, to discuss the results of their audits, their opinions of our system of internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions noted above, the Audit
Committee confirmed that our audited financial statements for the three (3) years ended June 28, 2002, would be and were included in the Annual Report on Form 10-K for the year ended June 28, 2002 for filing with the Securities and Exchange Commission.

	The Audit Committee had two directors, Clay Biddinger and James Burgess, who met the definition of "independent director" under Nasdaq's Marketplace
Rule 4200(a)(14) during fiscal year 2002. The third member of the Audit Committee, Oscar B. Marx, III, did not, and does not meet the definition of "independent director" because he is employed with an entity known as TMW Enterprises, Inc. Thomas M. Wheeler, our largest single stockholder, owns part of or all of TMW Enterprises, Inc. Mr. Marx, along with the other directors who are members of the Audit Committee, had the requisite financial knowledge to serve on the Audit Committee during the fiscal year 2002. The Board, recognizing there were only three outside directors holding director seats during fiscal year 2002, decided it would be in our best interest to include Mr. Marx on the Audit Committee during that time.

	KPMG LLP charged a total of $158,900 in fees for the auditing of our financial condition for fiscal year 2002. For auditing our operations in the United States during the fiscal year 2002, KPMG LLP charged $135,000. For auditing our European operations during the fiscal year 2002, KPMG LLP charged $14,500. For auditing our Thailand operations during the fiscal year 2002, KPMG LLP charged $9,400. In addition to its regular auditing fees, KPMG LLP charged additional fees of $13,000 for a review of our tax returns for the year ended June 30, 2002. The Audit Committee determined that the tax services performed by KPMG LLP were not incompatible with KPMG LLP's maintaining its independence. KPMG LLP provided no other services to us.

Submitted by the Audit Committee
James Burgess, Clay Biddinger & Oscar B. Marx, III

	Notwithstanding any reference in our prior or future filings with the Securities and Exchange Commission, which purport to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included under the caption "Report of the Audit Committee."

REPORT OF THE COMPENSATION COMMITTEE

	The Compensation Committee of the Board of Directors administers our executive compensation programs and reviews and approves salaries and bonuses of the executive officers named in the Executive Compensation Table. Our executive compensation programs are designed to:

? provide competitive levels of base and incentive compensation in order to attract, retain and motivate high quality employees;

? tie individual total compensation to individual performance and our success; and

? align the interests of our executive officers with those of our stockholders.

	Base Salary. Base salary is targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions at comparable companies. The Compensation Committee reviews management's recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies to the extent possible. Individual salary determinations are based on experience, achievement of goals and objectives, sustained performance and comparison to other companies' peer positions.

	Incentive Compensation Program. Incentive compensation for our executive officers is designed to reward such individuals for their contributions to corporate and individual objectives. In addition, our operating units maintain profit sharing plans under which operating unit managers and other key employees receive incentive cash compensation based on the performance and pre-tax profits of those operations. Except for Mr. Weatherford's incentive compensation arrangement, our executive officers named above did not participate in these operating unit profit sharing plans.

	Stock Options. The Compensation Committee, with our Board of Directors, administers our 1993 and 1996 Stock Incentive Plans, which are designed to align the interests of management and other key employees with those of our stockholders. The number of stock options granted is related to the recipient's base compensation, level of responsibility and accomplishments.
All options have been granted with an option exercise price equal to the fair market value of our common stock on the date of grant. The tables above, in the section concerning executive compensation, set forth information concerning options granted to named executives during fiscal 2002. In July, 2002, our Board, and the Compensation Committee, delegated to Chief Executive Officer, Mr. Smith, certain limited powers to grant up to 50,000 total stock options in a one-year period, subject to renewal each year thereafter, to non-officer employees. This power is derived from our Amended and Restated 1996 Stock Incentive Plan for our employees and consultants.

Compensation of Executive Officers:

	 The Compensation Committee, in awarding compensation to our named executive officers, took into consideration competitive executive salaries in publicly traded companies of similar size and complexity and the need for stabilizing the management team after the departure of Mr. Horton and Mr. Weatherford. Please also note that all stock options granted to the named executive officers are three-year vesting stock options under the Amended and Restated 1996 Stock Incentive Plan.

	Compensation of Chief Executive Officer. Edward J. Smith was appointed our President and Chief Executive Officer in May 2002. The Compensation Committee approved Mr. Smith's base salary of $200,000 commensurate with his ascension to that position. He also received a company vehicle for transportation purposes, among other benefits. It should also be noted that the Board of Directors awarded Mr. Smith 45,000 stock options in July 2002.

	Compensation of Senior Vice President and Chief Financial Officer.  Kirk
A. Waldron was appointed Senior Vice President in addition to his title as
Chief Financial Officer in May 2002. In August 2001, the Compensation
Committee approved an additional award of 10,000 stock options for Mr.
Waldron's performance in setting up various financial control systems and his performance in integrating himself into our operations and our subsidiaries' operations. He also received a new employment agreement, as noted earlier in this Proxy Statement, with an increase in salary from $140,000 to $160,000
commensurate with his ascension to Senior Vice President.   He also received a
company vehicle for transportation purposes among other benefits under the new contract.

	Compensation of the Vice President, Legal and Administration. Mitchell Freedman was appointed Vice President, Legal and Administration in May 2002 after having been General Counsel and Corporate Secretary since May 2000. The Compensation Committee, in August 2001, approved an increase in Mr. Freedman's annual salary from $105,000 to $115,000, an $18,000 bonus and an award of an additional 5,000 stock options for his efforts in fiscal year 2001. As a result of his ascension to Vice President, Legal and Administration on May 14, 2002, Mr. Freedman's salary was increased to $130,500. He was also provided a vehicle allowance for transportation, among other benefits.

	For Messrs. Horton and Weatherford, see October 25, 2001 Proxy discussion of their compensation awards for fiscal year 2001 and compensation awards in August 2001, but reported in the October 25, 2001 Proxy. Further, see the discussion above entitled "Other Executive Employees During Fiscal Year 2002" for compensation paid to them in fiscal year 2002 as part of the termination of their employment and other relationships with our company.

Submitted by the Compensation Committee:
Oscar B. Marx III and Clay Biddinger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

	 In fiscal year 2001, the Compensation Committee was comprised of Messrs. Marx and Biddigner. Mr. Marx, during fiscal year 2002, became President of Amerigon, Inc., a company where our largest stockholder, Mr. Thomas M. Wheeler, is also a substantial stockholder. Notwithstanding the information contained in the previous sentence, there are no interlocks between us and other entities involving our named executive officers and directors who serve as executive officers or directors of other entities.

STOCK PERFORMANCE GRAPH

	Our common stock is listed for trading on the Nasdaq Small Cap Market under the symbol "SMTI."

The following performance table compares the cumulative total return for the period from June 30, 1997 through June 30, 2002, from an investment of $100 in: (i) our common stock, (ii) the Nasdaq Composite and (iii) an Electronics Manufacturing Services ("EMS") Peer Group, as defined below. The EMS Peer Group consists of the following publicly held electronics manufacturing services companies, each of whose business, taken as a whole, reasonably resembles our activities: IEC Electronics Corp., Reptron Electronics, Inc., SigmaTron International, Inc., Sparton Corporation, and Xetel Corporation. In years prior to 2002, we have included EFTC Corporation as part of our EMS Peer Group, but in the graph below, EFTC Corporation has been excluded from the EMS Peer Group as it had merged with another company during our fiscal year. The Peer Group Index was derived using the weighted average of individual company stock prices for each period. For each group an initial investment of $100 is assumed on June 30, 1997. The Total Return Calculation assumes reinvestment of all dividends for the indices. We did not pay dividends on our common stock during the time frame set forth below.

[Graph with data points below]

	The data points depicted on the graph are as follows:

		Nasdaq	EMS	SMTEK
	Date	Composite	Peer Group	International, Inc.
	06/30/97	100.00	100.00	100.00
	06/30/98	131.63	55.67	66.67
	06/30/99	189.11	29.32	28.89
	06/30/00	279.59	33.36	17.78
	06/30/01	151.56	23.55	34.44
	06/30/02	103.27	20.73	9.56

All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable. However, because of the possibility of human and mechanical error and other factors, the data provided from such sources contain no express or implied warranties of any kind. There are also no representations, warranties or guarantees as to the accuracy or timeliness of such data.

Historical stock price performance should not be relied upon as indicative of future stock price performance.

Notwithstanding any reference in our prior or future filings with the Securities & Exchange Commission, which purport to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the caption "Stock Performance Graph."

PRINCIPAL STOCKHOLDERS

	The following table sets forth as of September 24, 2002, except as otherwise indicated, the number of shares and percentage of outstanding common stock known by us to be beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all of our named executive officers and directors as a group. Unless otherwise noted, shares are held with sole voting and investment power. Holdings include, where applicable, shares held by spouses and minor children, including shares held in trust.

             Beneficial Ownership Of Common Stock As Of September 24, 2002
          -----------------------------------------------------------------
             Name and Address of         Number
               Beneficial Owner*       of Shares       Percent of Class (#)
          -------------------------  -------------     --------------------
          Thomas M. Wheeler           881,813                 38.6%
            801 W. Big Beaver Road
            Suite 201
            Troy, Michigan 48084
          Clay Biddinger              125,633 (A)              5.4%
          James P. Burgess             34,024 (B)              1.5%
          Oscar B. Marx III            34,530 (C)              1.5%
          Edward J. Smith                -                      **
          Kirk A. Waldron               7,500 (D)               **
          Mitchell J. Freedman          7,500 (E)               **
          Directors and named
           executive officers
           as a group (6 persons)     209,187 (F)              8.8%

------------------------

*	Except as otherwise noted, the address for each beneficial owner is c/o
SMTEK International, Inc., 200 Science Drive, Moorpark, CA  93021.

**	Represents less than 1% of the outstanding shares.

# 	Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission. Shares of common stock subject to valued options or warrants currently exercisable, or exercisable within 60 days of September 24, 2002, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe the stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 2,284,343 shares of common stock outstanding as of September 24, 2002.

(A) 	Includes 23,527 shares underlying options.

(B)	Includes 18,165 shares underlying options.

(C)	Includes 34,530 shares underlying options.

(D)	Includes 7,500 shares underlying options.

(E)	Includes 7,500 shares underlying options.

(F)	Includes 91,222 shares underlying options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	On June 30, 1997, we borrowed $2 million from Thomas M. Wheeler. As a condition to obtaining the $2 million loan from Mr. Wheeler, we agreed to acquire all of the issued and outstanding shares of Jolt Technology, Inc. ("Jolt"), a privately-held electronics manufacturing company owned by Mr. Wheeler and two other individuals, for 450,000 shares of our common stock.
Mr. Wheeler received 319,313 shares of our common stock upon the consummation of the Jolt acquisition on June 30, 1998. As a further condition to obtaining the $2 million loan from Mr. Wheeler, we agreed to give Mr. Wheeler the right to nominate individuals to fill two seats on our Board of Directors. In
May 1999, following our stockholders' approval, we entered into a $4.5 million private placement of common stock with Mr. Wheeler. This increased Mr. Wheeler's ownership interest in us from 18.7% to 38.8% at that time, and enabled us to pay off the $2 million loan with Mr. Wheeler. Although the loan was paid off in May 1999, it was the understanding of Mr. Wheeler and us that Mr. Wheeler would have the ongoing right to nominate individuals to fill two directorships. The Board members who are considered nominated pursuant to this understanding are Messrs. Burgess and Marx. Although there are now five persons on the Board of Directors at this time, the two such nominated individuals represented two-thirds of the members of the Board of Directors during fiscal year 2002.

We believe all such transactions with our affiliates have been entered into on terms no less favorable to us than we could have been obtained from independent third parties. We intend that any transactions and loans with officers, directors and 5% or greater stockholders, following the date of this proxy statement, will be on terms no less favorable to us than we could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors.

INDEPENDENT PUBLIC ACCOUNTANTS

	KPMG LLP has served as our independent public accountants since 1994. Representatives of our independent public accountants are expected to be present at the Meeting and will be afforded the opportunity to make a statement and answer questions from stockholders.

STOCKHOLDER PROPOSALS

	Stockholders who wish to include proposals in next year's proxy statement for consideration at our Annual Meeting of Stockholders in 2003 must submit their proposals in writing at our principal executive office (200 Science Drive, Moorpark, California 93021) no later than June 30, 2003. The proposals received after that date will be considered untimely and will not be included in next year's proxy statement. Such proposals should be addressed to our Corporate Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Use of overnight mail from a reputable delivery company, or certified mail, is strongly suggested for verification purposes.

	Stockholders who wish to include proposals for next year's proxy statement should consult the new rules in Securities and Exchange Commission Rule 14a-8, promulgated under the Securities Exchange Act of 1934, as amended, the Securities and Exchange Commission's Division of Compliance Staff Legal Bulletin No. 14 (July 13, 2001), and the Securities and Exchange Commission and Nasdaq updates on rules discussing stockholder proposals, for information relating to stockholder proposals.

ANNUAL REPORT

Our Annual Report to Stockholders for fiscal year 2002, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2002 (without exhibits), and exhibits to our proxy statement, are available from us without charge upon receipt of a written request by a stockholder addressed to our executive offices in Moorpark, California. Copies of the Form 10-K and this proxy statement are also available on-line through the Securities & Exchange Commission's web site at www.sec.gov.


MISCELLANEOUS

	The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

Moorpark, California                By Order of the Board of Directors
October 15, 2002

	MITCHELL J. FREEDMAN
	Vice President, Legal & Administration



	PROXY CARD

SMTEK International, Inc.
Proxy for Annual Meeting of Stockholders
November 12, 2002

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF SMTEK INTERNATIONAL, INC.

The undersigned hereby appoints Mr. Oscar B. Marx III, Mr. Kirk A.
Waldron and Mr. Mitchell J. Freedman as Proxies (each of them with full power to act without the other), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of SMTEK International, Inc. held of record by the undersigned on September 13, 2002 at the Annual Meeting of Stockholders to be held at 200 Science Drive, Moorpark, California, on November 12, 2002 and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Election of Class I Director to continue in office until 2005: JAMES
P. BURGESS

FOR nominee named above [ ]     WITHHOLD authority to vote [ ]
(except as marked to the        for the nominee named above
 the contrary - "Exceptions"
 below)


*EXCEPTIONS	[ ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box above and strike a line through the nominee's name in the list above. If you desire to cumulate your votes for a nominee, mark the "EXCEPTIONS" box above and write your instruction as to the number of votes cast for such nominee in the space provided below. The total number of votes cast must not exceed TWO times the number of shares you hold.)

*Exceptions:

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

The Board of Directors recommends votes FOR the Director nominee.


Signature:  					Date:				, 2002
Please sign exactly as name appears herein.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.





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